UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023 (December 21, 2023)

REVELSTONE CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41178	87-1511157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14350 Myford Road

Irvine, CA 92606

(Address of principal executive offices, including zip code)

(949) 751-7518

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	RCACU	The Nasdaq Stock Market, LLC

Class A Common Stock, par value $0.0001 per share	RCAC	The Nasdaq Stock Market, LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	RCACW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As approved by its stockholders at the special meeting of stockholders held on December 21, 2023 (the “Special Meeting”), Revelstone Capital Acquisition Corp. (the “Company”) entered into an amendment to the investment management trust agreement dated as of December 16, 2021, with Continental Stock Transfer & Trust Company (the “Trust Amendment”). Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination until February 21, 2024, with no additional payment into the Company’s trust account (the “Extension”).

The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Trust Amendment, filed hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Special Meeting held on December 21, 2023, the Company filed an amendment to its second amended and restated certificate of incorporation (the “Charter”) with the Delaware Secretary of State on December 21, 2023 (the “Charter Amendment”), giving the Company the right to extend the date by which it has to complete a business combination to February 21, 2024.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 21, 2023, the Company held the Special Meeting. On November 10, 2023, the record date for the Special Meeting, there were 7,644,819 shares of common stock entitled to be voted at the Special Meeting. This includes 7,644,814 shares of Class A Shares, and five Class B Shares (together being the outstanding shares of the Company’s common stock, referred to as the “Shares”). At the meeting, 5,908,118 or 77.28% of such Shares were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

1.	Charter Amendment

Stockholders approved the proposal to amend the Company’s Charter: (a) giving the Company the right to extend the date by which it has to complete a business combination to February 21, 2024. Adoption of the Charter Amendment required approval by the affirmative vote of at least 65% of the Company’s Shares. The voting results, representing 76.94% of the Company’s Shares, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,881,973	25,745	400	0

On June 15, 2023, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

2.	Trust Amendment

Stockholders approved the proposal to amend the Company’s investment management trust agreement, dated as of December 10, 2021 by and between the Company and Continental Stock Transfer & Trust Company to allow the Company to extend the time to complete a business combination until February 21, 2024 with no additional payments to the Company’s trust account. Adoption of the Trust Amendment required approval by the affirmative vote of at least 65% of the Company’s Shares. The voting results, representing 76.94% of the Company’s Shares, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,881,973	25,745	400	0

Item 7.01 Regulation FD Disclosure

On December 27, 2023, the Company issued a press release (the “Release”) announcing that the special meeting for stockholders to approve the proposed business combination with Set Jet, Inc. is adjourned until Friday, December 29, 2023 at 12:00 p.m. EST. A copy of the Release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by the Company on June 14, 2023, 2,233,788 shares were tendered for redemption. As a result, approximately $24 million (approximately $10.80 per share) will be removed from the Company’s trust account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company, such as franchise taxes, but not including any excise tax, since that date.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amendment No. 2 to the Second Amended and Restated Certificate of Incorporation of Revelstone Capital Acquisition Corp. dated December 21, 2023
10.1	Amendment to the investment management trust agreement of December 16, 2021, between Revelstone Capital Acquisition Corp. and Continental Stock Transfer & Trust Company, dated December 21, 2023
99.1	Press Release dated December 27, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVELSTONE CAPITAL ACQUISITION CORP.

	By:	/s/ Morgan Callagy
		Name:	Morgan Callagy
		Title:	Co-Chief Executive Officer

Dated: December 28, 2023

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